Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Holdings, Inc.
May 1, 2008		Tad Hutcheson
Judy Graham-Weaver
Cynthia Tinsley-Douglas
Quinnie Jenkins
678.254.7442

AIRTRAN HOLDINGS, INC., STATEMENT ON COMPLETION OF RECENT FINANCING

ORLANDO, Fla., May 1, 2008 – AirTran Holdings, Inc. (NYSE:AAI), parent company of AirTran Airways, Inc., one of the nation’s leading low-fare air carriers, today, in conjunction with the initial closing of the public offering of its debt and equity securities announced last week, issued a statement from Bob Fornaro, president and chief executive officer:

“The successful completion of these offerings, in combination with our low cost structure, high quality product and young all-Boeing fleet, provides improved financial flexibility and uniquely positions AirTran Airways for the challenges the industry faces in dealing with record high fuel costs. AirTran Airways is on solid footing during these turbulent times in the industry as evidenced by the following:

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The initial closings of our concurrent offerings of our 5.50 percent Convertible Senior Notes due 2015 and our common stock have today been completed, including the full exercise of the underwriters’ over-allotment option on our Convertible Senior Notes. Net proceeds to the Company of the concurrent offerings (including escrowed funds of approximately $12.3 million), were approximately $140.3 million. A closing with respect to the sale of an additional 2,346,875 shares of common stock pursuant to a partial exercise of the underwriters’ over-allotment option is scheduled to occur on or about Friday, May 2, 2008.

•	Enhanced invested cash balances.

•	Lowest non-fuel unit costs in the industry – a position we intend to maintain.

•	Proactively re-casting our business for success in a high fuel environment.

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Reducing our capacity growth against the current environment from a prior planned 10 percent from Sept. through Dec. 2008 and from a prior planned 10 percent in 2009 to no more than flat in both periods to improve unit revenue.

•	Managing our fleet order to maintain balance of capacity and revenue.

•	Number one airline in quality as ranked by the Airline Quality Rating.

“AirTran Airways has a history of managing through industry challenges and coming out stronger. High fuel prices will create both challenges and opportunities, and we want to be in a position to manage these challenges and to take advantage of the opportunities as they arise.”

AirTran Holdings, Inc., a Fortune 1000 company, is the parent company of AirTran Airways, which ranked number one in the 2008 Airline Quality Rating study and offers more than 700 affordable, daily flights to 58 U.S. destinations. With 8,900 friendly Crew Members and America’s youngest all-Boeing fleet, AirTran Airways provides XM Satellite Radio and Business Class seating on every flight. For more information and free online booking, visit airtran.com.

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Editors Note: This press release contains statements that contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, in this press release may be deemed forward-looking statements. We use words such as “anticipate,” believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions or the negative thereof to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” and elsewhere in the referenced prospectus and prospectus supplements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Additional information on factors that could influence AirTran’s financial results is included in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.